EXHIBIT 99.1

News Release

Mattson Technology Contact
J. Michael Dodson
Mattson Technology, Inc.
tel 1-510-657-5900
fax 1-510-492-5963

MATTSON TECHNOLOGY, INC. REPORTS RESULTS FOR
THE THIRD QUARTER OF 2014
FREMONT, Calif. - October 23, 2014 - Mattson Technology, Inc. (Nasdaq: MTSN), a leading supplier of advanced process equipment used to manufacture semiconductors, today announced results for the third quarter ended September 28, 2014.

Business Highlights:

•
Net revenue in the third quarter of 2014 was $38.4 million, down from net revenue of $42.0 million reported in the second quarter of 2014, but representing a $4.6 million, or 14 percent, increase in net revenue as compared to $33.8 million reported in the third quarter of 2013.

•
Net income for the third quarter of 2014 was $0.5 million, or $0.01 per diluted share. This compares to a net income of $1.9 million, or $0.03 per diluted share, in the second quarter of 2014, and a net loss of $0.4 million, or $0.01 net loss per share, in the third quarter of 2013.

•	A Millios millisecond anneal (MSA) system was accepted at a major foundry customer and a follow-on Millios system was shipped for their volume production facility.

“We continued to experience the benefits of our streamlined operating structure, with the third quarter of 2014 marking our fifth consecutive profitable quarter, on a non-GAAP basis,” noted Fusen Chen, Mattson Technology's President and Chief Executive Officer. "Further, our continued expansion in the MSA market, as evidenced by the previously announced addition of a new Millios customer, highlights our ability to continue to address our customers’ needs."

Third Quarter 2014 Financial Results
Net revenue for the third quarter of 2014 was $38.4 million, representing a $3.6 million, or 9 percent, decrease as compared to net revenue of $42.0 million reported in the second quarter of 2014, and a $4.6 million, or 14 percent, increase in net revenue as compared to $33.8 million reported in the third quarter of 2013.
Gross margin in the third quarter of 2014 was approximately 34 percent, a 2 percentage point increase compared to the 32 percent gross margin reported in the second quarter of 2014, and flat compared to the 34 percent gross margin reported in the third quarter of 2013.
Total operating expense was $12.5 million in the third quarter of 2014, a $1.2 million, or 11 percent, increase compared to $11.2 million of total operating expense in the second quarter of 2014, and a $0.8 million, or 7 percent, increase compared to

$11.7 million of total operating expense in the third quarter of 2013.
Excluding restructuring and other charges, non-GAAP operating expense was $12.2 million in the third quarter of 2014, which represents a $1.0 million, or 9 percent, increase compared to $11.1 million in the second quarter of 2014 and a $1.5 million, or 14 percent, increase compared to $10.7 million in the third quarter of 2013. There were $0.3 million in restructuring and other charges in the third quarter of 2014, $0.1 million in restructuring and other charges in the second quarter of 2014 and $1.0 million in restructuring and other charges in the third quarter of 2013.
Net income for the third quarter of 2014 was $0.5 million, representing net income of $0.01 per diluted share. This compares to a net income of $1.9 million, or $0.03 net income per diluted share, in the second quarter of 2014, and a net loss of $0.4 million, or $0.01 net loss per share, as reported in the third quarter of 2013.
Excluding restructuring and other charges, non-GAAP net income per diluted share was $0.01 in the third quarter of 2014. This compares with non-GAAP net income of $0.03 and $0.01 per diluted share as reported in the second quarter of 2014 and third quarter of 2013, respectively.
At September 28, 2014, cash, cash equivalents, and restricted cash were $14.5 million and working capital was $63.7 million. As of September 28, 2014, there was no amount outstanding under the Company's revolving credit facility.

Conference Call
On Thursday, October 23, 2014 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time), Mattson Technology will hold a conference call to review the following topics: 2014 third quarter financial results, current business conditions, the near-term business outlook and guidance for the fourth quarter of 2014. The conference call will be simultaneously webcast at www.mattson.com under the "Investors" section. To access the live conference call, please dial (970) 315-0417.

Use of Non-GAAP Measures
In addition to U.S. Generally Accepted Accounting Principles (GAAP) results, this press release contains certain non-GAAP financial measures. The Company's non-GAAP results for total operating expenses and net income/loss per share exclude amounts listed as restructuring and other charges in the accompanying tables. Management uses non-GAAP operating expenses and net income/loss per basic and diluted share to evaluate the Company's operating and financial results. The Company believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing the investors' ability to view the Company's results from management's perspective. Restructuring and other charges in the third quarter of 2014, the second quarter of 2014 and the third quarter of 2013 were $0.3 million, $0.1 million and $1.0 million, respectively.

About Mattson Technology, Inc.
Mattson Technology, Inc. designs, manufactures and markets semiconductor wafer processing equipment used in the fabrication of integrated circuits. We are a leading supplier of plasma and rapid thermal processing equipment to the global semiconductor industry, and operate in three primary product sectors: Dry Strip, Etch, Rapid Thermal Processing and Millisecond Anneal. Through manufacturing and design innovation, we have produced technologically advanced systems that provide productive and cost-effective solutions for customers fabricating current- and next-generation semiconductor devices. For more information, please contact Mattson Technology, Inc., 47131 Bayside Parkway, Fremont, CA, 94538. Telephone: (800) MATTSON / (510) 657-5900. Internet: www.mattson.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This news release contains forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to statements regarding industry conditions and anticipated demand for the Company's products, and strategies and objectives of management for future operations and cost-control initiatives. Forward-looking statements address matters that are subject to a number of risks and uncertainties that can cause actual results to differ materially from those expressed or implied by such forward-looking statements and assumptions. Such risks and uncertainties include, but are not limited to: macroeconomic and geopolitical trends and events; end-user demand for semiconductors; customer demand for semiconductor manufacturing equipment; the timing of significant customer orders for the Company's products; customer acceptance of delivered products and the Company's ability to collect amounts due upon shipment and upon acceptance; the Company's ability to timely manufacture, deliver and support ordered products; the Company's ability to bring new products to market and to gain market share with such products; customer rate of adoption of new technologies; risks inherent in the development of complex technology; the timing and competitiveness of new product releases by the Company's competitors; the Company's ability to align its cost structure with market conditions; and other risks and uncertainties described in the Company's Forms 10-K, 10-Q and other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. The Company assumes no obligation to update the information provided in this news release.

MATTSON TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 28, 2014	June 29, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Net revenue	$38,430	$42,029	$33,840	$123,657	$78,651
Cost of goods sold	25,432	28,733	22,416	82,717	54,392
Gross margin	12,998	13,296	11,424	40,940	24,259
Operating expenses:
Research, development and engineering	4,849	4,446	4,082	13,819	12,565
Selling, general and administrative	7,302	6,690	6,572	21,413	21,074
Restructuring and other charges	301	111	1,000	412	3,662
Total operating expenses	12,452	11,247	11,654	35,644	37,301
Income (loss) from operations	546	2,049	(230)	5,296	(13,042)
Interest and other income (expense), net	101	(163)	(198)	(109)	(395)
Income (loss) before income taxes	647	1,886	(428)	5,187	(13,437)
Provision for (benefit from) income taxes	110	(30)	(16)	269	50
Net income (loss)	$537	$1,916	$(412)	$4,918	$(13,487)
Net income (loss) per share:
Basic	$0.01	$0.03	$(0.01)	$0.07	$(0.23)
Diluted	$0.01	$0.03	$(0.01)	$0.07	$(0.23)
Shares used in computing net income (loss) per share:
Basic	73,731	73,532	59,024	71,215	58,881
Diluted	75,023	74,697	59,024	72,637	58,881

MATTSON TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 28, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$12,449	$14,578
Accounts receivable, net	31,881	26,245
Advance billings	2,585	3,346
Inventories	38,548	34,126
Prepaid expenses and other current assets	6,697	5,267
Total current assets	92,160	83,562
Property and equipment, net	8,273	9,216
Restricted cash	2,001	2,087
Other assets	649	1,058
Total assets	$103,083	$95,923

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,432	$26,624
Accrued compensation and benefits	4,265	2,713
Deferred revenue, current	6,588	9,107
Revolving credit facility	—	14,000
Other current liabilities	5,195	4,122
Total current liabilities	28,480	56,566
Deferred revenue, non-current	1,363	1,971
Other long-term liabilities	2,885	3,237
Total liabilities	32,728	61,774
Stockholders' equity	70,355	34,149
Total liabilities and stockholders' equity	$103,083	$95,923